Exhibit 10.3

GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT (the "Guaranty" or the "Agreement") is dated as of the 22nd day of March, 2005, by PENNICHUCK WATER WORKS, INC., a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 (the "Guarantor"), and FLEET NATIONAL BANK, a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

W I T N E S S E T H :

WHEREAS, the Guarantor is a subsidiary of Pennichuck Corporation (the "Company"); and

      WHEREAS, in accordance with a certain promissory note (the "Note") executed pursuant to a Loan Agreement dated as of even date herewith, as the same may hereafter be amended, by and among the Bank, Guarantor, the Company and others and related loan documents of even date (the "Loan Documents"), the Bank has agreed to loan the Company up to Sixteen Million Dollars ($16,000,000) and to make other financial accommodations to the Company (collectively, the "Loan"); and

WHEREAS, the obligation of the Bank to make the Loan to the Company is subject to the condition, among others, that the Guarantor shall execute and deliver this Guaranty Agreement; and

WHEREAS, the aforesaid Loan will be beneficial to the Guarantor inasmuch as the proceeds of the Loan to the Company will indirectly benefit the Guarantor;

      NOW, THEREFORE, in order to induce the Bank to make the Loan to the Company pursuant thereto, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

      1.    Guaranteed Obligations. The Guarantor does hereby irrevocably and unconditionally guarantee, on a joint and several basis, the due and punctual payment and performance of the following obligations to the Bank (individually, a "Guaranteed Obligation" and together the "Guaranteed Obligations");

(a) Principal and premium, if any, and interest on the Note, when the same becomes due and payable, whether on demand or by acceleration or otherwise;

      (b)   Any and all other obligations of the Company to the Bank or its affiliates under the Loan Documents, the Swap Agreement (as defined in the Loan Documents), the Note and any obligations arising under any now existing or hereafter arising foreign exchange contracts, interest rate swap, cap, floor or hedging agreements, or similar agreements or in connection with any Automated Clearing House ("ACH") agreements related to the processing of ACH transactions, together with all fees and expenses, charges and other amounts owing by or chargeable to the Company under the ACH agreements;

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(c) Any and all reasonable out-of-pocket expenses that may be incurred by the Bank in collecting all or any of the Guaranteed Obligations, including reasonable attorneys' fees; and

(d) Any and all other indebtedness or obligation of any other guarantor under this Guaranty.

      2.    Demand by the Bank. Upon any failure by the Company to punctually pay or perform any Guaranteed Obligation when due, the Bank may make demand upon the Guarantor for the payment or performance of such Guaranteed Obligation and the Guarantor binds and obliges himself to make such payment or performance forthwith upon such demand.

      3.    Waiver of Demands, Notices, Diligence, etc. The Guarantor hereby assents to all the terms and conditions of the Guaranteed Obligations and waives, to the fullest extent permitted by law, (a) demand for the payment of the principal of any Guaranteed Obligation or of any claim for interest or any part of any thereof (other than the demand provided for in section 2 hereof); (b) protest of the nonpayment of the principal of any Guaranteed Obligation or of any claim for interest or any part of any thereof; (c) notice of presentment, demand and protest; (d) notice of acceptance of any guaranty herein provided for or of the terms and provisions thereof or hereof by the Bank; (e) notice of any indulgences or extensions granted to the Company or any person or party which shall have assumed the obligations of the Company; (f) any requirement of diligence of promptness on the part of the Bank in the enforcement of any of its rights under the provisions of any Guaranteed Obligations or this Guaranty; (g) any enforcement of any Guaranteed Obligation; (h) any suretyship defenses; and (i) any right which the Guarantor might have to require the Bank to proceed against any other guarantor of the Guaranteed Obligations or to realize on any collateral security for the Guaranteed Obligations. The waivers set forth in this section 3 shall be effective notwithstanding the fact that any of the Company ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

      4.    Obligations of Guarantor Unconditional. (a) The obligations of the Guarantor under this Agreement shall be unconditional, irrespective of the validity, regularity or enforceability of any Guaranteed Obligation, and shall not be affected by any action taken under any Guaranteed Obligation in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Bank to enforce any right given thereunder or hereunder or any remedy conferred thereby or hereby, or by any waiver of any term, covenant, agreement or condition of any Guaranteed Obligation or this Guaranty, or by any release of any security or any other guaranty at any time existing for the benefit of any Guaranteed Obligation, or by any sale, lease or transfer by the Guarantor to any person of any or all of the Guarantor's properties, or by any action of the Bank granting indulgence or extension to, or waiving or acquiescing in any default by the Company, the Guarantor or any other guarantor, or any successor to the Company, the Guarantor or any other guarantor or any person or party which shall have assumed its obligations, or by reason of any disability or other defense of the Company, the Guarantor or any other guarantor or any successor to the Company, the Guarantor or any other guarantor, or

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by any modification, alteration, or by any circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risk of the Guarantor hereunder, it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment or performance as herein provided, and then only to the extent of such payment or performance.

      (b)   For purposes of this Guaranty and notwithstanding contrary provisions in any document executed by Bank and the Company, all Guaranteed Obligations shall be deemed immediately accelerated, without notice or demand, and shall become immediately due and owing upon occurrence of any of the foregoing events:

(i)	upon the occurrence of any Event of Default under any of the Loan Documents; or

(ii)

sale, exchange, or any other transfer of any Guarantor's property, except in an arm's length transfer for adequate consideration, and which does not result in any material diminution in any Guarantor's net worth, or the substantial diminution of its net worth as the same exists as of the date hereof, without the prior written consent of Bank.

      5.    Subordination of Claims of Guarantor; Security. Any claim against the Company or any guarantor to which the Guarantor may be or become entitled (including, without limitation, claims by subrogation or otherwise by reason of any payment or performance by the Guarantor in satisfaction and discharge, in whole or in part, of his obligations under this Guaranty) shall be and hereby is made subject and subordinate to the prior payment or performance in full of the Guaranteed Obligations.

      In addition to any other security given by the Guarantor to the Bank, the Bank is hereby authorized and empowered, at its option, to appropriate and apply to the payment and extinguishment of the Guaranteed Obligations, at any time after such liability becomes payable, any and all moneys or other property of the Guarantor and any proceeds thereof (including proceeds of sales provided for below) now or hereafter in the possession of the Bank for any purpose, including safekeeping or pledge for this or any other liability of the Guarantor, and including any balance on deposit or otherwise for the account of, to the credit of, or belonging to the Guarantor.

      6.    Notices, etc. All notices, demands and other communications hereunder shall be mailed by registered or certified mail, return receipt requested, postage prepaid and shall be effective on the date of the first attempted delivery thereof by the U. S. Postal Service, as shown on the registered or certified return receipt for such notice addressed to the parties at the addresses set forth herein or at such other address as the party to whom such notice or demand is directed may have designated in writing to the other parties hereto.

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      7.    Survival of Guaranty, etc. If this Guaranty is executed by more than one party, references to Guarantor include each and all of them and they shall be jointly and severally liable hereunder. It is agreed that Guarantor's liability is independent of any other guaranties at any time in effect with respect to all or any part of the Guaranteed Obligations and that Guarantor's liability and obligations hereunder may be enforced regardless of the existence of any such other guaranties. This Guaranty shall inure to the benefit of and be binding upon the Guarantor and the Bank and their respective successors and assigns, including any subsequent holder or holders of any Guaranteed Obligations, and the term "Bank" shall include any such holder or holders whenever the context permits. This Guaranty Agreement is intended to take effect as a sealed instrument.

      8.    Counterparts. This Guaranty Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute one and the same instrument.

      9.    Governing Law; Jurisdiction. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of New Hampshire (excluding the laws applicable to conflicts or choice of law). The Guarantor, to the extent that he may lawfully do so, hereby consents to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections he may have as to venue in any such courts.

      10.    Jury Trial Waiver. THE GUARANTOR AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, ENHANCED COMPENSATORY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER

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CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

      11.    The Bank's Right of Setoff. The Guarantor hereby grants to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of the Bank or Bank of America Corporation (or their successors and assigns), or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower and the Guarantor), the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and the Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as a sealed instrument as of the date first above written.

PENNICHUCK WATER WORKS, INC.

/s/ Sharen A. Weston	By: /s/ William D. Patterson

Witness	William D. Patterson, Its Duly
Authorized Vice President, Treasurer
and Chief Financial Officer

The foregoing Guaranty Agreement is hereby accepted:

FLEET NATIONAL BANK

/s/ Camille Holton Di Croce	By: /s/ Mark L. Young

Witness	Mark L. Young, Its Duly
Authorized Senior Vice President

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STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 22nd day of March, 2005, by William D. Patterson, duly authorized Vice President, Treasurer and Chief Financial Officer of PENNICHUCK WATER WORKS, INC., a New Hampshire corporation, on behalf of the same.

/s/ Bonalyn J. Hartley

Justice of the Peace/Notary Public
My Commission Expires: November 19, 2008
Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 23rd day of March, 2005, by Mark L. Young, duly authorized Senior Vice President of FLEET NATIONAL BANK, a national bank organized under the laws of the United States, on behalf of same.

/s/ Camille Holton Di Croce

Justice of the Peace/Notary Public
My Commission Expires: January 23, 2007
Notary Seal

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